FOR IMMEDIATE RELEASE
CONTACT:  Gregg J. Wagner, President and CEO
PHONE: 215-513-2391

HARLEYSVILLE NATIONAL CORPORATION REPORTS
SECOND QUARTER EARNINGS OF $9.3 MILLION

HARLEYSVILLE, PA (July 18, 2006) - Harleysville National Corporation (NASDAQ: HNBC), today announced second quarter 2006 diluted and basic earnings per share of $.33 compared to $.32 and $.33, respectively, for the first quarter of 2006 and $.35 diluted and basic earnings per share for the second quarter of 2005. Net income was $9.3 million for the second quarter of 2006 compared to $9.0 million during the first quarter of 2006 and $9.7 million for the second quarter of 2005.

For the six months ended June 30, 2006, diluted and basic earnings per share were $.65 and $.66, respectively, as compared to $.67 and $.68, respectively in the comparable period of 2005. Net income for the six-month period ended June 30, 2006, was $18.2 million compared to $18.9 million during the first half of 2005.

“The current interest rate environment continues to make 2006 a challenging year,” said Gregg J. Wagner, President and Chief Executive Officer. “We are, however, encouraged by the significant improvement in our fee-based businesses within our wealth management division and continue to experience growth in our core loan and deposit products.”
The Corporation’s consolidated total assets were $3.2 billion at June 30, 2006, an increase of 6.1% or $184.4 million over $3.0 billion in total assets reported at June 30, 2005. This increase was primarily attributable to loan growth of $140.9 million.

The financial results for 2006 include the favorable impact on operations from the acquisition of the Cornerstone Companies effective January 1, 2006, and the gain on the sale of the Bank’s credit card portfolio of $1.4 million during the second quarter. The results also reflect the issuance of 1,310,000 shares of the Corporation’s common stock for a 5% stock dividend payable September 15, 2005. All share and per share information has been restated to reflect this stock dividend.

DETAILED REVIEW OF FINANCIAL RESULTS

Net interest income on a tax equivalent basis in the second quarter of 2006 decreased $743,000 or 3.2% from the same period in 2005 and decreased $1.0 million or 2.2% from the six-month period ending June 30, 2005. These decreases during 2006 were mainly attributable to higher deposit and borrowing costs offset in part by higher loan rates. The net interest margin for the second quarter of 2006 was 3.04%, compared to 3.15% for the first quarter of 2006 and 3.34% for the second quarter of 2005. Due to market conditions, deposit and short-term borrowing rates have increased more quickly than loan rates resulting in a lower net interest margin. Average earning assets increased $182.1 million or 6.4% during the second quarter of 2006 versus the comparable period in 2005. Average loans grew by $127.7 million or 6.8% during the same period and investment securities increased $28.5 million or 3.2%.

Nonperforming assets (including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due) were .36% of total assets at June 30, 2006, compared to .27% at December 31, 2005, and .15% at June 30, 2005. The increase in nonperforming assets at June 30, 2006, in relation to December 31, 2005, was mainly due to commercial mortgage loans for two borrowers totaling $2.2 million, which were placed on nonaccrual of interest during the first quarter of 2006, and commercial mortgage loans for another borrower totaling $811,000, which were placed on nonaccrual of interest during the second quarter of 2006. The increase in relation to June 30, 2005, was attributed to the previously aforementioned loans in addition to commercial mortgage loans for one borrower totaling $1.5 million and commercial business loans for two borrowers totaling $396,000, which were placed on nonaccrual of interest during the third and fourth quarters of 2005, respectively. The increase in the provision for the three and six-month periods ending June 30, 2006, compared to the same periods in 2005, of $250,000 and $700,000, respectively, was primarily a result of inherent risk related to loan growth and the increase in nonperforming loans.

Total deposits increased 11.5% or $256.4 million to $2.48 billion at June 30, 2006, up from $2.22 billion at June 30, 2005. This was primarily attributable to growth in time deposits. Core deposits increased 2.3% or $36.8 million to $1.61 billion for the same periods.

Noninterest income of $10.0 million for the second quarter of 2006 reflects an increase of $2.3 million or 29.3% from the comparable period in 2005. For the six-month period ended June 30, 2006, noninterest income rose to $19.0 million, up $4.3 million or 29.0% from the same period in 2005. The acquisition of the Cornerstone Companies generated increases in wealth management income of $1.3 million during the second quarter of 2006 and $3.9 million for the six months ended June 30, 2006, over the comparable periods last year, partially offset by the sale of Cumberland Advisors, which was divested in the second quarter of 2005. During the second quarter of 2006, the Bank’s credit card portfolio of $15.3 million was sold for a pre-tax gain of $1.4 million. In addition, noninterest income during 2006 included increases in net revenue resulting from credit card operations. There were no gains on sales of investment securities during 2006 as compared to gains of $226,000 during the second quarter of 2005 and $1.1 million for the six-month period ended June 30, 2005. Noninterest income for the second quarter of 2005 included gains of $690,000 and $287,000 on the sales of Harleysville National Bank’s McAdoo branch and Cumberland Advisors, Inc., respectively.

Noninterest expense of $17.8 million for the second quarter of 2006 increased $882,000 or 5.2% from $16.9 million in the second quarter of 2005, and increased $2.5 million or 7.7% for the six months ended June 30, 2006, over the comparable period in 2005. Salaries and benefits expense increased $674,000 during the second quarter of 2006 and $1.7 million during the first six months of 2006 from the comparable periods in 2005, primarily related to the acquisition of the Cornerstone Companies, and compensation expense of $121,000 for the quarter and $249,000 for the six months resulting from recording the Corporation’s stock option expense in conformance with FAS 123(R), “Stock Based Compensation.” Other expense increased $301,000 for the second quarter of 2006 and $1.1 million for the first six months of 2006 mainly as a result of the Cornerstone Companies acquisition, as well as increased computer software expenses partially offset by decreased marketing expenses during 2006.

Harleysville National Corporation, with assets in excess of $3.2 billion, is the holding company for Harleysville National Bank (HNB). Investment Management and Trust Services are provided through Millennium Wealth Management, a division of HNB, with assets under management in excess of $2.4 billion. Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under Nasdaq National Market Issues. For more information, visit the Harleysville National Corporation website at www.hncbank.com

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data (1)
(Dollars in thousands, except per share data)
June 30, 2006
(unaudited)

For the period:		Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2006	2006	2005	2005	2005
Interest Income	$44,223	$42,096	$41,008	$38,570	$36,889
Interest Expense	22,947	20,625	19,148	16,826	15,042
Net Interest Income	21,276	21,471	21,860	21,744	21,847
Provision for Loan Losses	900	1,200	1,351	650	650
Net Interest Income after
Provision for Loan Losses	20,376	20,271	20,509	21,094	21,197

Service Charges	2,026	1,890	2,089	2,112	2,044
Gains on Sales of Investment Securities, Net	-	-	1,747	1,898	226
Gain on Sale of Credit Card Portfolio	1,444	-	-	-	-
Gain on Sale of Branch	-	-	-	-	690
Wealth Management Income	3,378	4,474	1,410	1,261	2,051
Bank-Owned Life Insurance Income	601	600	599	497	645
Income on Life Insurance	-	-	-	-	177
Other Income	2,571	1,969	1,720	1,962	1,919
Total Noninterest Income	10,020	8,933	7,565	7,730	7,752

Salaries, Wages and Employee Benefits	10,854	10,519	8,572	9,189	10,180
Occupancy	1,401	1,498	1,265	1,277	1,243
Furniture and Equipment	900	891	947	963	1,151
Other Expenses	4,620	4,217	3,986	3,884	4,319
Total Noninterest Expense	17,775	17,125	14,770	15,313	16,893

Income Before Income Taxes	12,621	12,079	13,304	13,511	12,056
Income Tax Expense	3,336	3,128	3,493	3,349	2,366
Net Income	$9,285	$8,951	$9,811	$10,162	$9,690

Per Common Share Data:
Weighted Average Common Shares - Basic	27,555,945	27,498,274	27,430,277	27,521,780	27,552,322
Weighted Average Common Shares - Diluted	27,953,890	27,980,829	27,935,571	28,075,455	28,113,870
Net Income Per Share - Basic	$0.33	$0.33	$0.36	$0.37	$0.35
Net Income Per Share - Diluted	$0.33	$0.32	$0.35	$0.36	$0.35
Cash Dividend Per Share	$0.19	$0.19	$0.23	$0.18	$0.17
Book Value	$10.06	$10.15	$9.96	$10.04	$10.00
Market Value	$21.21	$22.74	$19.10	$21.94	$22.06

For the period:	Six Months Ended
	June 30,
	2006	2005
Interest Income	$86,319	$72,161
Interest Expense	43,572	28,644
Net Interest Income	42,747	43,517
Provision for Loan Losses	2,100	1,400
Net Interest Income after
Provision for Loan Losses	40,647	42,117

Service Charges	3,916	4,001
Gains on Sales of Investment Securities, Net	-	1,149
Gain on Sale of Credit Card Portfolio	1,444	-
Gain on Sale of Branch	-	690
Wealth Management Income	7,852	3,980
Bank-Owned Life Insurance Income	1,201	1,138
Income on Life Insurance	-	177
Other Income	4,540	3,560
Total Noninterest Income	18,953	14,695

Salaries, Wages and Employee Benefits	21,373	19,680
Occupancy	2,899	2,634
Furniture and Equipment	1,791	2,321
Other Expenses	8,837	7,761
Total Noninterest Expense	34,900	32,396

Income Before Income Taxes	24,700	24,416
Income Tax Expense	6,464	5,561
Net Income	$18,236	$18,855

	Six Months Ended
	June 30,
Per Common Share Data:	2006	2005
Weighted Average Common Shares - Basic	27,527,269	27,555,887
Weighted Average Common Shares - Diluted	27,970,337	28,163,990
Net Income Per Share - Basic	$0.66	$0.68
Net Income Per Share - Diluted	$0.65	$0.67
Cash Dividend Per Share	$0.38	$0.34

	2006	2006	2005	2005	2005
Asset Quality Data:	2Q	1Q	4Q	3Q	2Q
Nonaccrual Loans	$10,164	$9,430	$7,493	$6,388	$3,531
90 + Days Past Due Loans	1,279	1,093	846	1,125	679
Nonperforming Loans	11,443	10,523	8,339	7,513	4,210
Net Assets in Foreclosure	64	78	29	469	459
Nonperforming Assets	$11,507	$10,601	$8,368	$7,982	$4,669
Loan Loss Reserve	$20,617	$19,895	$19,865	$19,205	$18,890
Loan Loss Reserve / Loans	1.02%	0.99%	1.00%	0.99%	1.00%
Loan Loss Reserve / Nonperforming Loans	180.2%	189.1%	238.2%	255.6%	448.7%
Nonperforming Assets / Total Assets	0.36%	0.33%	0.27%	0.26%	0.15%
Net Loan Charge-offs	$178	$1,170	$691	$335	$484
Net Loan Charge-offs (annualized)
/ Average Loans	0.04%	0.24%	0.14%	0.07%	0.10%

	2006	2006	2005	2005	2005
Selected Ratios (annualized):	2Q	1Q	4Q	3Q	2Q
Return on Average Assets	1.16%	1.15%	1.25%	1.32%	1.29%
Return on Average Shareholders' Equity	13.44%	13.06%	14.25%	14.64%	14.30%
Yield on Earning Assets (FTE)	6.10%	5.97%	5.76%	5.56%	5.48%
Cost of Interest Bearing Funds	3.60%	3.34%	3.09%	2.79%	2.57%
Net Interest Margin (FTE)	3.04%	3.15%	3.16%	3.23%	3.34%
Leverage Ratio	9.31%	9.33%	9.69%	9.83%	9.06%

	2006	2005
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	1.15%	1.27%
Return on Average Shareholders' Equity	13.25%	14.00%
Yield on Earning Assets (FTE)	6.04%	5.41%
Cost of Interest Bearing Funds	3.47%	2.47%
Net Interest Margin (FTE)	3.09%	3.36%

Balance Sheet (Period End):	2006	2006	2005	2005	2005
	2Q	1Q	4Q	3Q	2Q
Assets	$3,217,018	$3,201,693	$3,117,359	$3,120,138	$3,032,588
Earning Assets	2,991,628	2,979,595	2,924,156	2,920,126	2,837,263
Investment Securities	925,545	936,665	901,208	900,345	893,587
Loans	2,032,625	2,003,450	1,985,493	1,941,866	1,891,692
Other Earning Assets	33,458	39,480	37,455	77,915	51,984
Interest-Bearing Liabilities	2,541,713	2,534,165	2,441,185	2,464,440	2,349,820
Total Deposits	2,479,658	2,425,673	2,365,457	2,349,559	2,223,304
Noninterest-Bearing Deposits	356,043	345,118	363,440	335,614	360,695
Interest-Bearing Checking	419,312	382,199	387,374	399,482	331,201
Money Market	664,392	678,276	667,952	677,507	676,260
Savings	175,071	187,534	190,033	196,242	209,865
Time Deposits	864,840	832,546	756,658	740,714	645,283
Total Borrowed Funds	418,098	453,610	439,168	450,495	487,211
Federal Home Loan Bank	257,750	297,750	297,750	292,750	272,750
Other Borrowings	160,348	155,860	141,418	157,745	214,461
Shareholders' Equity	277,737	279,989	273,232	275,627	275,484

Balance Sheet (Average):	2006	2006	2005	2005	2005
	2Q	1Q	4Q	3Q	2Q
Assets	$3,218,481	$3,164,007	$3,117,686	$3,054,895	$3,006,076
Earning Assets	3,005,888	2,963,541	2,925,231	2,866,964	2,823,832
Investment Securities	929,002	936,867	897,032	903,924	900,457
Loans	2,006,723	1,988,778	1,961,722	1,912,551	1,879,028
Other Earning Assets	70,163	37,896	66,477	50,489	44,347
Interest-Bearing Liabilities	2,555,544	2,504,301	2,458,400	2,388,883	2,344,504
Total Deposits	2,459,453	2,353,353	2,353,430	2,260,962	2,226,609
Noninterest-Bearing Deposits	342,654	338,666	338,768	343,658	339,234
Interest-Bearing Checking	415,426	375,470	385,985	350,425	342,133
Money Market	661,444	666,722	680,365	675,550	675,052
Savings	180,968	187,245	192,961	206,161	216,287
Time Deposits	858,961	785,250	755,351	685,168	653,903
Total Borrowed Funds	438,745	489,614	443,738	471,579	457,129
Federal Home Loan Bank	285,904	297,750	294,435	277,967	272,750
Other Borrowings	152,841	191,864	149,303	193,612	184,379
Shareholders' Equity	277,064	277,892	273,135	275,450	271,735

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended June 30, 2006			Three Months Ended June 30, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$673,545	$7,552	4.50%	$628,696	$5,630	3.59%
Non-taxable investments (2)	255,457	3,904	6.13%	271,761	4,353	6.42%
Total investment securities	929,002	11,456	4.95%	900,457	9,983	4.45%
Federal funds sold and deposits in banks	70,163	855	4.89%	44,347	307	2.78%
Loans(2) (3)	2,006,723	33,426	6.68%	1,879,028	28,285	6.04%
Total earning assets	3,005,888	45,737	6.10%	2,823,832	38,575	5.48%
Noninterest-earning assets	212,593			182,244
Total assets	$3,218,481			$3,006,076

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,257,838	8,918	2.84%	$1,233,472	5,039	1.64%
Time	858,961	8,965	4.19%	653,903	5,660	3.47%
Total interest-bearing deposits	2,116,799	17,883	3.39%	1,887,375	10,699	2.27%
Borrowed funds	438,745	5,064	4.63%	457,129	4,343	3.81%
Total interest-bearing liabilities	2,555,544	22,947	3.60%	2,344,504	15,042	2.57%
Noninterest-bearing liabilities:
Demand deposits	342,654			339,234
Other liabilities	43,219			50,603
Total noninterest-bearing liabilities	385,873			389,837
Total liabilities	2,941,417			2,734,341
Shareholders' equity	277,064			271,735
Total liabilities and shareholders' equity	$3,218,481			$3,006,076

Net interest spread			2.50%			2.91%
Effect of noninterest-bearing sources			0.54%			0.43%
Net interest income/margin on earning assets		$22,790	3.04%		$23,533	3.34%
Less tax equivalent adjustment		1,514			1,686
Net interest income		$21,276			$21,847

	Six Months Ended June 30, 2006			Six Months Ended June 30, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$681,829	$14,874	4.40%	$640,440	$11,684	3.68%
Non-taxable investments (2)	251,084	7,681	6.17%	265,250	8,485	6.45%
Total investment securities	932,913	22,555	4.88%	905,690	20,169	4.49%
Federal funds sold and deposits in banks	54,119	1,280	4.77%	44,885	576	2.59%
Loans(2) (3)	1,997,801	65,510	6.61%	1,862,311	54,716	5.92%
Total earning assets	2,984,833	89,345	6.04%	2,812,886	75,461	5.41%
Noninterest-earning assets	206,561			178,416
Total assets	$3,191,394			$2,991,302

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,243,715	16,431	2.66%	$1,234,995	9,319	1.52%
Time	822,309	16,609	4.07%	646,064	10,967	3.42%
Total interest-bearing deposits	2,066,024	33,040	3.22%	1,881,059	20,286	2.17%
Borrowed funds	464,039	10,532	4.58%	455,522	8,358	3.70%
Total interest-bearing liabilities	2,530,063	43,572	3.47%	2,336,581	28,644	2.47%
Noninterest-bearing liabilities:
Demand deposits	340,672			330,621
Other liabilities	43,183			52,464
Total noninterest-bearing liabilities	383,855			383,085
Total liabilities	2,913,918			2,719,666
Shareholders' equity	277,476			271,636
Total liabilities and shareholders' equity	$3,191,394			$2,991,302

Net interest spread			2.57%			2.94%
Effect of noninterest-bearing sources			0.52%			0.42%
Net interest income/margin on earning assets		$45,773	3.09%		$46,817	3.36%
Less tax equivalent adjustment		3,026			3,300
Net interest income		$42,747			$43,517

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.